EXHIBIT 21


                                  SUBSIDIARIES

      NAME OF SUSIDIARY                          STATE OF INCORPORATION
      -----------------                          ----------------------

U-Ship International Ltd.                               Wisconsin

U-Ship America, Inc.                                    Minnesota

Intelligent Kiosk Company                               Minnesota

Advanced Courier Services, Inc.                         Minnesota